Exhibit (j)(7)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Financial Statements” in the Statement of Additional Information and to the use of our report dated February 23, 2007 on Goldman Sachs Real Estate Securities Fund (one of the funds comprising the Goldman Sachs Trust), which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-17619 and 811-5349) of Goldman Sachs Trust.

/s/ ERNST & YOUNG LLP

New York, New York
November 30, 2007